Exhibit 4.8.45 - Self-Control Components - Actuator - SKC Series

4566

Electro-hydraulically Operated Valve Actuator	SKB62 SKC62

Stroke: 20mm or 40mm	SKB60 SKC60

●	SK…62…:	AC 24V operating voltage, DC 0…10V control signal
4…20mA or 0…1000Ω, with spring returning function
●	SK…60:	Same as SK…62, but without spring returning function
●	SK…62U:	Same as SK…62, but certified by UL
●	SK…62UA:	Same as SK…62U, but functionality is improved (stroke limit control, sequence control of adjustable starting point and operating range and selection of operating direction)
●	Selection of linear or equally proportional flow characteristics
●	Valve position feedback
●	Stroke checking
●	Display of LED status
●	Compulsory control function
●	Designed with manual adjustment and position indicating functions
●	Regulating force up to 2800N
●	Directly installed onto valve body without adjustment
●	To improve the functionality by additional auxiliary switch, valve stem heating element and mechanical stroke inverter ( For SKB…only)
●	SK…62U and SK…62UA certified by UL (American Appliance Quality Standard)

Application
Used for Siemens made series of two-way valve, three-way valve WF…and VXF…, with a driving stroke of 20mm or 40mm
●	Field of application in accordance with IEC 721-3-3 (Provisions by International Electro-technical Commission 721-3-3) , Class 3K5
●	Ambient temperature: -15…+55°C
●	Temperature of medium flowing through the valve: -25…+220°C
>220…350°C: For special extension of valves
<0°C: Required to be used for heating element ASZ6.5 of the valve stem

Function
●	Electro-hydraulically actuator, maintenance free
●	Open the valve using pump, pressure cylinder and piston
●	Close the valve using spring return and by-pass valve
●	Designed with manual adjustment and position indicating function
●	SK…62…is designed with spring returning function, in accordance with DIN 32730
●	Standard electronic variant:
-	Selective control signal (DC 0 ... 10 V / 4 ... 20 mA / 0 ... 1000 Ω)
-	Selective flow characteristics (proportional / linear)
-	Valve position feedback
-	Stroke checking
-	Display of LED status
-	Compulsory control through terminal Z
●	SK…62UA variant with improved functionality:
-	Stroke limit control
-	Sequence control of adjustable starting point and Operating range
-	Selection of Operating direction (forward/reverse)
●	Installation space with auxiliary switch
●	Use valve stem heating element if necessary
●	Install mechanical stroke inverter if necessary (For SKB…only)
●	SK…62U and SK…62UA certified by UL (American Appliance Quality Standard)

Type

SKB…stroke 20mm	Model	Operating Voltage	Control (Control Signal)	Spring Return Function Time		Running Time On Off		Improved Functionality
Standard variant	SKB62 SKB62U*	AC 24V	DC 0…10V, 4…20mA or 0…1000 Ω	Yes	15s	120s	15s	No
	SKB60			No	-
Improved variant	SKB62UA*	AC24V	DC 0…10V, 4…20mA or 0…1000 Ω	Yes	15s	120s	15s	Stroke limit control Sequence control Signal covariant

SKC…stroke 40mm	Model	Operating Voltage	Control Mode (Control Signal)	Spring Return Function Time		Running Time On Off		Improved Functionality
Standard	SKC62 SKC62U*	AC 24V	DC 0…10V, 4…20mA or 0…1000 Ω	Yes	20s	120s	20s	No
	SKC60			No	-
Improved	SKC62UA*	AC24V	DC 0…10V, 4…20mA or 0…1000 Ω	Yes	20s	120s	20s	Stroke limit control Sequence control Signal covariant
* Certified by UL

Accessories
Model	Description
ASC1.6	Auxiliary switch
ASZ6.5	Valve stem heating element AC 24V
ASK51	Mechanical stroke inverter (For SKB…only)

Placing an Order
Please indicate quantity, product name, model of the actuator when placing an order.
For example: 1 actuator, Model SKC62, and
    1 auxiliary switch, Model ASC1.6.
Transportation
The actuator, valve and accessories are packed separately and are not assembled together during transportation.

Compatibility
Controller
The actuator can be driven by AC 24V SELV/PELV power supply and all the control systems running control signal of DC 0…10V or 4…20mA .

Installed on the linear valve
The actuator is used for the following Siemens made two-way valves and three-way valves, with a driving stroke of 20mm or 40mm;
Valve	DN[mm]	PN[Bar]	Technical Literation
Two-way valve VV… (control valve or safety shut-off valve)
VVF21…(Flanged) VVF31…(Flanged) VVF40…(Flanged) VVF41…(Flanged) VVF45…(Flanged) VVF52…(Flanged) VVF61…(Flanged)	25…100 25…150 15…150 50…150 50…150 15…40 15…150	6 10 16 16 16 25 40	4310 4320 4330 4340 4345 4373 4382
Three-way valve VX… ( For control valve with functions of “confluence” and “split flow”)
VXF21…(Flanged) VXF31…(Flanged) VXF40…(Flanged) VXF41…(Flanged) VXF61…(Flanged)	25…100 25…150 15…150 15…150 15 and 25	6 10 16 16 40	4410 4420 4430 4440 4482

 Refer to the valve technical data accordingly for permissible pressure differential ΔPmax and OFF pressure differential ΔPa.

Note: Actuators with a stroke from 6mm through 20mm (SKB…) and from  12mm through 40mm (SKC…) can match with valves supplied by any third party if  as long as this party can provide materials to prove that their valves are of fail-safe mechanical design and can “shut off without applying voltage” and materials regarding required mechanical coupling.

For more information please contact your local Siemens office.

Technology
Principle of electro-hydraulically operated actuator
1. Manual Regulator 2. Pressure Cylinder 3. Piston 4. Oil Reservior 5. Pressure Chamber 6. Pump 7. Returning Spring 8. By-pass Valve 9. Coupler 10. Valve Rod 11. Inner Valve 12. Valve Positioner (0-1)
Closed	Opened

●
Signal input Y, increased voltage: pump (6) drives the hydraulic oil in the oil reservoir (4) to the pressure chamber (5), this action will produce a stroke: valve stem (10) contracts and valve head (11) opens.

●
Signal input Y, decreased voltage: by-pass valve (8) opens to allow the hydraulic oil return to the oil reservoir (4) from the pressure chamber (5) through returning spring (7), valve stem (10) extends and valve head (11) closes.

●	Signal input Y, constant voltage: the actuator and valve maintain at current stroke position.

Electronic diagram of SKB…and SKC…actuators

Function of Spring Return
All SK…62…actuators are designed with spring return function in the factory. In case of power failure or lack of control signal, the spring may return to let the actuator return to the “0%” stroke position.
SK…60 actuators are not designed with spring return function. In case of power failure the actuator will stay at current stroke position.

Compulsory Control Function
There are three operating modes of the compulsory control input point (Z):

w/o such function	Compulsory control for 0…1000 Ω signal
- Disconnected Contact Z - Valve stroke following control signal Y	- Z is connected to Contact M through resistor R - Characteristics of linear or equally proportional flow - Starting from 50 Ω / Ending at 900 Ω - Point Y not to function
Fully opened valve	Fully closed valve
- Contact Z directly connecting to G - Point Y not to work	- Z Contact directly connecting to G0 - Point Y not to work
Note: For Mode Z, assumption is made for setting of FORWARD in the factory.

Stroke Checking
Checking is required upon the first match between the valve and the actuator to determine the 0% and 100% stroke position of the valve. To this regard, mechanical connection is required between the valve and the actuator (See Section of Compatibility); the power supply is AC 24V. The checking process can be described repeatedly.

Prior to checking, make sure that the manual regulator is changed over “Auto” mode for recording an actual valve.

In order to commence the checking, the inside of the lockhole in the actuator’s typeplate must be short-circuited (for example, with screwdriver). Auto checking procedures are as follows:

● Change the actuator over 0 stroke (Position (1)), the valve closes and the green LED light flashes.
● Then change the actuator over 100% stroke (Position (2)), the valve opens and the green LED light is ON.
● Save the measurements. The checking process ends. The green LED light is ON (Running normally).
● Change the actuator over positions controlled by control signal Y or Z(3).
● This process shows that Output Point U does not work, for example, the valve only act to represent the actual position when the green LED stops flickering or continues to keep shining

Display of LED Status
LED	Displays	Function	Correction
Green	ON	● Operate in normal	Running automatically, all in normal
	Flickering	● In process of stroke checking	Wait to end of checking (LED stop flickering)
Red	ON	● Stroke checking error ● Internal error	Check installation Restart the checking process (check holes by short circuiting) Replace electronic elements
	Flickering	● Clogged internal valve	Check valves
OFF		● No power supply ● Defective electronic elements	Check the power supply Replace electronic elements

Standard Electronic Variant SKB62, SKC62 SKB60, SKC60 SKB62U, SKC62U

DIL Switch
ON	DC 4…20mA	Linear
*OFF	DC 0…10V	Equally proportional

Functionality Improved Electronic Variant SKB62UA, SKC62UA

DIL Switch
ON	Reverse	Sequence control	DC 4…20mA	Linear
*OFF	Forward	Stroke limit control	DC 0…10V	Equally Proportional
* All the switches are set as OFF in the factory.
Selection of operating direction
●	For normally closed valves, FORWARD indicates an input signal of 0 V and valve closed (for all Siemens valves as listed in the Section “Compatibility” in Page 3).
●	For normally opened valves, FORWARD indicates an input signal of 0 V and valve opened.

Forward	Reverse
- input DC 0…10V DC 4…20mA 0…1000 Ω	- input DC 10…0V DC 20…4mA 1000…0 Ω

Note: function of mechanical spring return is unaffected by the operating direction.

Stroke limit control and sequence control

Setup Stroke Limit Control		Setup Sequence Control
Use the scroll switch LO and UP to adjust the stroke position up and/or down, with increased by 3% and a maximum of 45%		Use the scroll switch LO and UP to determine the starting point and the sequence within the operating range
LO Posi. Min Stroke Limit	UP Posi. Max Stroke Limit	LO Posi. Starting Point of Sequence Control	UP Posi. Operating range of Sequence Control
0 0%	0 100%	0 0 V	0 10 V
1 3%	1 97%	1 1 V	1 3 V *
2 6%	2 94%	2 2 V	2 3 V *
3 9%	3 91%	3 3 V	3 3 V *
4 12%	4 88%	4 4 V	4 4 V
5 15%	5 85%	5 5 V	5 5 V
6 18%	6 82%	6 6 V	6 6 V
7 21%	7 79%	7 7 V	7 7 V
8 24%	8 76%	8 8 V	8 8 V
9 27%	9 73%	9 9 V	9 9 V
A 30%	A 70%	A 10 V	A 10 V
B 33%	B 67%	B 11 V	B 11 V
C 36%	C 64%	C 12 V	C 12 V
D 39%	D 61%	D 13 V	D 13 V
E 42%	E 58%	E 14 V	E 14 V
F 45%	F 55%	F 15 V	F 15 V
*The minimum regulating variable is 3V;
 0…30V control is only for Y.

Accessories
Auxiliary Switch ASC1.6 - Switchpoint 0…5% stroke	Valve Stem Heating Element ASZ6.5 - Medium is below 0ºC - Installed between the valve and the actuator

Engineering Precautions
Electrical connection of actuators must meet the requirements of local regulations and the wiring diagram in Page 12.
Strictly follow all the safety regulation and requirements to prevent from damage and injury.
Valve Stem Heating Element ASZ6.5 can generate a heat output of 30VA, and valve stem must avoid freezing when Operating in refrigerating range 0…-25°C.
In this case, the actuator bracket and valve stem need not be insulated to ensure proper air circulation.
The body in contact with the non-insulated hot element may possibly be scalded.
Failing to follow the above-mentioned recommendations may possibly resulti in accidents or fire.
Follow the permissible temperature range (See Application and Technical Data).

 Instructions of Installation
Direction
Allowed	Not allowed
The guidelines of installation for assembling the valves and actuators can be found in the actuator packing box and the instruction manual of the accessories and the installing accessories can be found in the packing box.

Commissioning Precautions
During commissioning of system, you should check the cables and functions, set auxiliary switch, potentiometer and stroke limit device or check the setting values of existing parameters.
Cylinder with valve rod connectors contracts completely →stroke=0%	Cylinder with valve rod connectors projects completely →stroke=100%
The manual regulator must be rotated counterclockwise to the end to completely close the Siemens valve VVF…and VXF…(stroke =0%).

Automatic Operation
For automatic operation, manually adjust the handle (1) on the crank (2). It must be interlocked, if not, rotate the crank counterclockwise until the Display Window (3) will neither display the scale (4) nor display crank interlocking rack.

Interlocking crank(2) on the manual regulating handle (1)	Display window without scale and crank interlocking rack

Manual Operation
For manual operation, turn the crank (2) until Display Window (3) appears. The display window will show the interlocking rack and/or the dial with stroke indicators by rotating the crank or manual regulating handle (1).
Turn the crank Display Window (3)	Display window with dial (4) and stroke indicator

Maintenance
When repairing valves:
●   Stop the pump and switch of the power supply. Close the main valves on the pipeline. Relieve pressure in the system. Cool the system down completely. If necessary, disconnect electrical wires and cables..
●   Commissioning must be made again when the valve can correctly be matched with the actuator.

Disposal
Actuators cannot be disposed as domestic wastes because they are provided with electronic and electrical components. Disposal of actuator must comply with local laws, rules, and regulations.

Guarantee
Relevant technical data (ΔPmax, ΔPs, leak rate, noise level and service life) regarding application are valid for Siemens actuators and valves listed in matched “Compatibility” only.

Matching of the actuator to valves from a third party must be approved by Siemens Building Technologies’ in prior; otherwise, all guarantees are in void.

Technical Data
Power supply	Operating Voltage (SELV, PELV)	AC 24V -20%/+30%
	Frequency	50 or 60 Hz
Power Consumption
	SKB62...	17 VA / 12 W
	SKB60	13 VA / 10 W
	SKC62...	28 VA / 20 W
	SKC60	24 VA / 18 W
Fuse of Power Supply Cable
	SKB...	Min. 1 A
Max. 10 A
	SKC...	Min. 1.6 A
Max. 10 A
Operating Parameter	Type of Control (proportional)	DC 0…10 V, DC 4…20mA
or 0…1000 Ω
	Running Time (50 Hz)	ON OFF
	SKB...	120 s 15 s
	SKC...	120 s 20 s
Spring Returning Time (Closed)
	SKB...	15 s
	SKC...	20 s
Standard Stroke
	SKB...	20 mm
	SKC...	40 mm
	Regulating Force	2800 N
	Flow Characteristics	Linear / Equally Proportional
Optional*
Signal Input Point	Terminal Y Voltage Impedance Input Current Impedance Input Signal resolution Hysteresis phenomenon	DC 0…10 V 100 kΩ DC 4…20mA 240Ω < 1% 1%
	Terminal Z Resistance Compulsory control function Disconnected Z Z directly connected to G Z directly connected to G0 Z connected to M through 0…1000 Ω	0…1000 Ω No (prioritized terminal Y) Max. stroke 100% Min. stroke 0% Linear / Equally proportional
Signal Output Point	Terminal Y Voltage Load impedance Current Load impedance	DC 0…9.8 V ±2% >500 Ω DC 4…19.6 mA ±2% <500 Ω
Corresponding to valves listed in the Section of “Compatibility”  in Page 3.

General Ambient Conditions	Permissible highest operating temperature of valve inner medium	≤220 °C
	Operation Ambient conditions Temperature Humidity	Accord with IEC 721-3-3 Grade 3K5 –15 ... +50 °C 5 ... 95 % rh
	Transportation Ambient conditions Temperature Humidity	Accord with IEC 721-3-2 Grade 2K3 –30 ... +65 °C <95 % rh
	Storage Ambient conditions Temperature Humidity	Accord with IEC 721-3-1 Grade 1K3 –15 ... +50 °C 5 ... 95 % rh
Industrial Standard	In compliance with CE Standard EMC directive Low voltage protection directive	89/336/EEC 73/23/EEC
	Electromagnetic Compatibility Radiation interference Immunity interference	EN 61000-6-3 (Residential) EN 61000-6-2 (Industrial)
	Electronic Auto Control Product Standard	EN 60 730-2-14
	C-tick	N474
	Protection Degree	EN 60529 ，IP54
	Safety Degree	EN 60730， III
	UL certification	UL 873
Dimensions		See “Dimensions”
Weight	SKB… SKC… ASK51 Stroke Inverter	8,60 kg (packaging included) 10,00 kg (packaging included) 1,10 kg (packaging included)
Material	Actuator case and bracket Shell and manual regulator	Casting aluminum Plastic
Piston-leading Cable	SK...62, SK...60 SK...62U, SK...62UA	Pg 11 (4 x) Pg 16 (4 x)
Improved Functions SK…62UA	Forward / Reverse	DC 0...10 V / DC 10 ... 0 V DC 4...20mA / DC 20 ... 4 mA 0 ... 1000 Ω / 1000 ... 0 Ω
Stroke Limit Control	Control lower limit range Control upper limit range	0 ... 45%, Adjustable 100 ... 55%, Adjustable
Sequence Control	Terminal Y Sequence staring point Sequence operating range	0…15V, Adjustable 3…15V, Adjustable
Accessories
Auxiliary Switch ASC1.6	Convariant capacity	AC 24 V, 10 mA ... 4 (2) A
Valve Stem Heating Element ASZ6.5	Operating voltage Power consumption (heat output)	AC 24 V ±20% 30 VA

Wiring Diagram
B1 Sensor F1 Temperature Limiter N1 Controller Y1 Actuator

Connection Terminals

G0: Operating voltage AC 24V  Neutral Line of the System (SN)
G: Operating voltage AC 24C  Earth Line of the System (SP)
Y: Control signal DC 0 ... 10 (30) V or DC 4 ... 20 mA
M: Neutral line of measurement (=G0)
U: Position display DC 0 ... 10 V or DC 4 ... 20 mA
Z: Compulsory input (See Functions in Page 5)

Auxiliary Switch ASC1.6

Dimensions
Dimensions in mm

*	Height of actuator without stroke inverter ASK51=300mm
    Height of actuator with stroke inverter ASK51=357mm
**	Socket dia. of actuator SK…62U…corresponds to cable leading plug Pg16.

▲	= >100 mm (minimum distance from the wall or ceiling).

▲▲ = >200 mm (for connection, operation or maintenance, etc.).

Stroke Inverter ASK51

* Max. stroke =20mm